EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2018 Fourth Quarter and Fiscal 2018 Results

Declares Quarterly Cash Dividend of $0.12 Per Share

HUNTINGTON BEACH, Calif., Feb. 21, 2019 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its 2018 fourth quarter and fiscal year ended Tuesday, January 1, 2019.

Fourth Quarter 2018 Highlights Compared to Fourth Quarter 2017

  Total revenues grew 7.4% to $280.5 million
  Total restaurant operating weeks increased approximately 3.0%
  Comparable restaurant sales rose 4.5%
  Net income of $10.7 million compared to $23.5 million
  - Fourth quarter 2017 net income included a tax benefit of $15.7 million from the revaluation of the Company’s net deferred tax liabilities as a result of the Tax Cuts and Jobs Act of 2017 (“Tax Act”)
  - Net income for the 2018 fourth quarter increased 37.3% when excluding the 2017 fourth quarter tax benefit
  Diluted net income per share of $0.49 compared to $1.12
  - Fourth quarter 2017 diluted net income per share included a $0.75 per share benefit from the revaluation of the Company’s net deferred tax liabilities as a result of the Tax Cuts and Jobs Act of 2017 (“Tax Act”)
  - Diluted net income per share for the 2018 fourth quarter increased 32.4% when excluding the 2017 fourth quarter tax benefit

Fiscal 2018 Highlights Compared to Fiscal 2017

  Total revenues grew 8.3% to $1.1 billion
  Total restaurant operating weeks increased approximately 3.6%
  Comparable restaurant sales increased 5.3%
  Net income increased 13.5% to $50.8 million from $44.8 million
  - Fiscal 2018 net income includes a $3.9 million excess tax benefit from equity awards
  - Fiscal 2017 net income included a tax benefit of $15.7 million from the revaluation of the Company’s net deferred tax liabilities, as a result of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), partially offset by $2.8 million of pre-tax expenses related to hurricanes Harvey and Irma, a reorganization at the Company’s restaurant support center and the write-off of the remaining net book value of certain convection ovens and point of sale terminals as a result of our completed transition to new slow roasting ovens and server handheld tablets.
  - Net income increased 52.5% when excluding the above mentioned net benefits in fiscal 2018 and 2017
  Diluted net income per share increased 14.5% to $2.35 from $2.06
  - Fiscal 2018 diluted net income per share includes an $0.18 excess tax benefit from equity awards
  - Fiscal 2017 diluted net income per share included a tax benefit of $0.72 related to the revaluation of the Company’s net deferred tax liabilities, partially offset by $0.13 in total charges related to hurricanes Harvey and Irma, a reorganization at the Company’s restaurant support center and the write-off of the remaining net book value of certain convection ovens and point of sale terminals as a result of our completed transition to new slow roasting ovens and server handheld tablets.
  - Diluted net income per share increased 53.9% when excluding the above mentioned net benefits in fiscal 2018 and 2017

“BJ’s strong fourth quarter and full year revenue, comparable restaurant sales increases and restaurant and operating margin growth reflect the continuing value being derived from our sales, traffic and hospitality initiatives,” commented Greg Trojan, Chief Executive Officer. “These ongoing initiatives drove another quarter of solid growth across all of our key metrics, with fourth quarter comparable restaurant sales rising 4.5% and guest traffic increasing 1.1%, which contributed to restaurant margin and operating margin growth of 50 and 90 basis points, respectively. Together, these factors resulted in fourth quarter net income and diluted net income per share growth of 37.3% and 32.4%, respectively, when excluding non-cash tax benefits in the year ago period. On behalf of our senior management, I want to thank our 22,000 plus team members for their continued hard work and dedication to BJ’s. Because of their dual focus on high quality, memorable guest experiences and industry leading efficiency, we generated over $1.1 billion in fiscal 2018 sales and $140.3 million in adjusted EBITDA.”

“The comprehensive range of sales and hospitality initiatives we implemented over the last several years has continued to drive positive comparable restaurant sales in 2019, despite some recent sales momentum challenges from severe weather throughout much of the country. For 2019, we plan to continue focusing our sales building initiatives around new slow roast menu items, Daily Brewhouse Specials and EnLIGHTened Entrées®, while continuing to grow our off-premise channels through enhanced take-out and delivery technology and large party/catering. We also plan on rolling out a new kitchen and prep efficiency initiative in all of our restaurants, thereby further elevating hospitality levels and creating continued margin improvement opportunities. This new kitchen initiative is not targeted at reducing labor, but will further enhance our higher quality positioning in the casual dining space as we focus on more efficiently allocating kitchen labor to improve our food preparation, kitchen organization, food safety and cook speed. I am confident that the foundation we have built over the last several years will drive another year of growth and success for BJ’s as we are positioned to again drive top line sales and shareholder value,” said Trojan.

In the fourth quarter of fiscal 2018, BJ’s opened one new restaurant in Cincinnati, Ohio, thereby achieving its goal of opening five new restaurants in fiscal 2018. “Our class of 2018 new restaurants continues to exceed our sales expectations, and we are excited that the majority of our growth still remains ahead of us,” Trojan continued. “Our 2019 development pipeline is in excellent shape to meet our current plan of opening seven to nine new restaurants. While we plan to accelerate the pace of our restaurant openings this year, we will maintain a balanced approach to new restaurant growth with new restaurant quality and hospitality taking precedence over new restaurant quantity, a discipline that has served BJ’s, our guests and shareholders well over the last few years. This approach has provided the financial flexibility to allocate our strong cash flows to share repurchases, dividend payments and other initiatives that can enhance shareholder value.”

During the fourth quarter of 2018, the Company repurchased and retired approximately 247,000 shares of its common stock at a cost of approximately $13.6 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 9.8 million shares at a cost of approximately $377.8 million and has reduced its outstanding share count by approximately 32%. The Company currently has approximately $22.2 million remaining under its authorized $400 million share repurchase program.

The Company’s Board of Directors declared a cash dividend of $0.12 per share of common stock payable March 26, 2019, to shareholders of record at the close of business on March 12, 2019. While the Company intends to pay quarterly cash dividends for the foreseeable future, dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2018 earnings release today, February 21, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu with over 140 offerings where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 202 casual dining restaurants. All restaurants offer dine-in, take-out, delivery and large party catering. BJ’s restaurants are located in 27 states: Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	January 1, 2019 (unaudited)		January 2, 2018 (unaudited)		January 1, 2019 (unaudited)		January 2, 2018
Revenues	$280,523	100.0%	$261,140	100.0%	$1,116,948	100.0%	$1,031,782	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	71,356	25.4	68,242	26.1	281,953	25.2	268,707	26.0
Labor and benefits	99,265	35.4	93,496	35.8	400,745	35.9	371,220	36.0
Occupancy and operating	61,768	22.0	55,809	21.4	239,446	21.4	219,863	21.3
General and administrative	14,806	5.3	13,911	5.3	60,449	5.4	55,447	5.4
Depreciation and amortization	17,679	6.3	17,434	6.7	70,439	6.3	68,665	6.7
Restaurant opening	463	0.2	668	0.3	2,298	0.2	3,873	0.4
Loss on disposal and impairment of assets	999	0.4	607	0.2	4,048	0.4	4,775	0.5
Natural disaster and related	-	-	-	-	-	-	905	0.1
Severance and legal settlements	-	-	-	-	-	-	423	-
Total costs and expenses	266,336	94.9	250,167	95.8	1,059,378	94.8	993,878	96.3
Income from operations	14,187	5.1	10,973	4.2	57,570	5.2	37,904	3.7

Other (expense) income:
Interest expense, net	(1,012)	(0.4)	(1,323)	(0.5)	(4,838)	(0.4)	(4,501)	(0.4)
Other (expense) income, net	(955)	(0.3)	513	0.2	(735)	(0.1)	1,987	0.2
Total other expense	(1,967)	(0.7)	(810)	(0.3)	(5,573)	(0.5)	(2,514)	(0.2)
Income before income taxes	12,220	4.4	10,163	3.9	51,997	4.7	35,390	3.4

Income tax expense (benefit)	1,535	0.5	(13,323)	(5.1)	1,187	0.1	(9,390)	(0.9)

Net income	$10,685	3.8%	$23,486	9.0%	$50,810	4.5%	$44,780	4.3%

Net income per share:
Basic	$0.50		$1.14		$2.42		$2.10
Diluted	$0.49		$1.12		$2.35		$2.06

Weighted average number of shares outstanding:
Basic	21,247		20,637		20,958		21,374
Diluted	21,791		20,988		21,584		21,772

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	January 1, 2019 (unaudited)	January 2, 2018
Cash and cash equivalents	$29,224	$24,335
Total assets	$695,107	$683,550
Total debt	$95,000	$63,500
Shareholders’ equity	$309,221	$258,729

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	January 1, 2019		January 2, 2018		January 1, 2019		January 2, 2018
Stock-based compensation (1)
Labor and benefits	$554	0.2%	$473	0.2%	$2,253	0.2%	$1,877	0.2%
General and administrative	1,444	0.5	1,202	0.5	6,003	0.5	5,069	0.5
Total stock-based compensation	$1,998	0.7%	$1,675	0.6%	$8,256	0.7%	$6,946	0.7%

Operating Data
Comparable restaurant sales % change	4.5%		1.6%		5.3%		(0.7%)
Restaurants opened during period	1		2		5		10
Restaurants open at period-end	202		197		202		197
Restaurant operating weeks	2,619		2,544		10,370		10,012

(1)	Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and benefits. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the fourth quarter ended January 2, 2018, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the tax benefit resulting from changes in U.S. tax law.

For fiscal year 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the write-off of the remaining net book value of certain convection ovens and point of sale terminals, as a result of our new slow roasting oven and server handheld tablet rollouts, natural disaster and related expense resulting from Hurricanes Harvey/Irma, as well as severance related expenses incurred to reorganize the Company’s restaurant support center, offset by the tax benefit resulting from changes in U.S. tax law.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Fourth Quarter Ended
	January 1, 2019			January 2, 2018
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$10,685	3.8%	$0.49	$23,486	9.0%	$1.12
Re-measurement of net deferred tax liability to new corporate tax rate	-	-	-	(15,705)	(6.0)	(0.75)
Non-GAAP adjusted net income & diluted net income per share	$10,685	3.8%	$0.49	$ 7,781	3.0%	$0.37

	Fiscal Year Ended
	January 1, 2019			January 2, 2018
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$50,810	4.5%	$2.35	$44,780	4.3%	$2.06
Loss on disposal and impairment of certain assets	-	-	-	1,426	0.1	0.07
Natural disaster related expenses	-	-	-	905	0.1	0.04
Severance related expenses	-	-	-	423	-	0.02
Income tax effect of reconciling items (1)	-	-	-	(1,057)	(0.1)	(0.05)
Re-measurement of net deferred tax liability to new corporate tax rate	-	-	-	(15,705)	(1.5)	(0.72)
Non-GAAP adjusted net income & diluted net income per share	$50,810	4.5%	$2.35	$30,772	3.0%	$1.41

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1)	The income tax effect of the reconciling items was calculated based on the change in the tax provision calculation after adjusting for the reconciling items.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the fourth quarter and fiscal year ended January 1, 2019 and January 2, 2018 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	January 1, 2019		January 2, 2018		January 1, 2019		January 2, 2018
Income from operations	$14,187	5.1%	$10,973	4.2%	$57,570	5.2%	$37,904	3.7%
General and administrative	14,806	5.3	13,911	5.3	60,449	5.4	55,447	5.4
Depreciation and amortization	17,679	6.3	17,434	6.7	70,439	6.3	68,665	6.7
Restaurant opening	463	0.2	668	0.3	2,298	0.2	3,873	0.4
Loss on disposal and impairment of assets	999	0.4	607	0.2	4,048	0.4	4,775	0.5
Natural disaster and related	-	-	-	-	-	-	905	0.1
Severance related expenses	-	-	-	-	-	-	423	-
Restaurant level operating margin	$48,134	17.2%	$43,593	16.7%	$194,804	17.4%	$171,992	16.7%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA represents the sum of net income, interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, other expense (income), loss on disposal and impairment of assets and certain expenses or benefits detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	January 1, 2019		January 2, 2018		January 1, 2019		January 2, 2018
Net Income	$10,685	3.8%	$23,486	9.0%	$50,810	4.5%	$44,780	4.3%
Interest expense, net	1,012	0.4	1,323	0.5	4,838	0.4	4,501	0.4
Income tax expense (benefit)	1,535	0.5	(13,323)	(5.1)	1,187	0.1	(9,390)	(0.9)
Depreciation and amortization	17,679	6.3	17,434	6.7	70,439	6.3	68,665	6.7
Stock-based compensation expense	1,998	0.7	1,675	0.6	8,256	0.7	6,946	0.7
Other expense (income), net	955	0.3	(513)	0.2	735	0.1	(1,987)	(0.2)
Loss on disposal and impairment of assets	999	0.4	607	0.2	4,048	0.4	4,775	0.5
Natural disaster and related	-	-	-	-	-	-	905	0.1
Severance related expenses	-	-	-	-	-	-	423	-
Adjusted EBITDA	$34,863	12.4%	$30,689	11.8%	$140,313	12.6%	$119,618	11.6%

ASU 2016-10 Reconciliation

The following tables illustrate the impact from the adoption of ASU 2016-10 on our results for the fourth quarter and fiscal year ended January 1, 2019. As a general matter, these non-GAAP adjusted financial measures and the related reconciliation should be used in conjunction with results presented in accordance with GAAP. The Company believes this reconciliation provides analysts and others in the investment community a way to analyze and compare the Company’s results to prior period results in which ASU 2016-10 was not applied.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-10 Reconciliation
(Dollars in thousands except for per share data)

	Fourth Quarter Ended
	January 1, 2019				January 2, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$280,523	$(744)	(1)	$279,779	$261,140
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	71,356	-		71,356	68,242
Labor and benefits	99,265	-		99,265	93,496
Occupancy and operating	61,768	(2)	(2)	61,766	55,809
General and administrative	14,806	-		14,806	13,911
Depreciation and amortization	17,679	-		17,679	17,434
Restaurant opening	463	-		463	668
Loss on disposal and impairment of assets	999	-		999	607
Natural disaster and related	-	-		-	-
Severance related expenses	-	-		-	-
Total costs and expenses	266,336	(2)		266,334	250,167
Income from operations	14,187	(742)		13,445	10,973

Other (expense) income:
Interest expense, net	(1,012)	-		(1,012)	(1,323)
Other (expense) income, net	(955)	300	(3)	(655)	513
Total other (expense) income	(1,967)	300		(1,667)	(810)
Income before income taxes	12,220	(442)		11,778	10,163

Income tax (benefit) expense	1,535	(109)	(4)	1,426	(13,323)

Net income	$10,685	$(333)		$10,352	$23,486

Net income per share:
Basic	$0.50	$(0.02)		$0.49	$1.14
Diluted	$0.49	$(0.02)		$0.48	$1.12
Weighted average number of shares outstanding:
Basic	21,247	21,247		21,247	20,637
Diluted	21,791	21,791		21,791	20,988

(1)	Amount represents approximately $0.4 million of revenues recognized related to Premier Rewards loyalty points redeemed, coupled with approximately $0.3 million of gift card breakage revenue previously recorded in “Other (expense) income, net” prior to the adoption of ASU 2016-10.
(2)	Prior to the adoption of ASU 2016-10, the estimated food and beverage cost of the loyalty rewards was charged to “Occupancy and operating” expenses.
(3)	Prior to the adoption of ASU 2016-10, gift card breakage revenue was recorded as “Other (expense) income, net.”
(4)	The income tax effect of the reconciling items was calculated based on our statutory income tax rate for fiscal year 2018.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-10 Reconciliation
(Dollars in thousands except for per share data)

	Fiscal Year Ended
	January 1, 2019				January 2, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$1,116,948	$(479)	(1)	$1,116,469	$1,031,782
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	281,953	-		281,953	268,707
Labor and benefits	400,745	-		400,745	371,220
Occupancy and operating	239,446	226	(2)	239,672	219,863
General and administrative	60,449	-		60,449	55,447
Depreciation and amortization	70,439	-		70,439	68,665
Restaurant opening	2,298	-		2,298	3,873
Loss on disposal and impairment of assets	4,048	-		4,048	4,775
Natural disaster and related	-	-		-	905
Severance related expenses	-	-		-	423
Total costs and expenses	1,059,378	226		1,059,604	993,878
Income from operations	57,570	(705)		56,865	37,904

Other (expense) income:
Interest expense, net	(4,838)	-		(4,838)	(4,501)
Other (expense) income, net	(735)	1,370	(3)	635	1,987
Total other (expense) income	(5,573)	1,370		(4,203)	(2,514)
Income before income taxes	51,997	665		52,662	35,390

Income tax (benefit) expense	1,187	164	(4)	1,351	(9,390)

Net income	$50,810	$501		$51,311	$44,780

Net income per share:
Basic	$2.42	$0.02		$2.45	$2.10
Diluted	$2.35	$0.02		$2.38	$2.06
Weighted average number of shares outstanding:
Basic	20,958	20,958		20,958	21,374
Diluted	21,584	21,584		21,584	21,772

(1)	Amount represents approximately $0.9 million of revenues which have been deferred until the related Premier Rewards loyalty points are redeemed, offset by approximately $1.4 million of gift card breakage revenue previously recorded in “Other (expense) income, net” prior to the adoption of ASU 2016-10.
(2)	Prior to the adoption of ASU 2016-10, the estimated food and beverage cost of the loyalty rewards was charged to “Occupancy and operating” expenses.
(3)	Prior to the adoption of ASU 2016-10, gift card breakage revenue was recorded as “Other (expense) income, net.”
(4)	The income tax effect of the reconciling items was calculated based on our statutory income tax rate for fiscal year 2018.